UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 ______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)	July 8, 2011
Rand Logistics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33345	20-1195343
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Fifth Avenue, 50th Floor, New York, New York	10110
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 644-3450

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On July 8, 2011, Rand Logistics, Inc. (the “Company”) and Marcon International Inc. (the “Seller”), in its capacity as court-appointed seller of the MARITIME TRADER (the “Vessel”), entered into an Agreement of Purchase and Sale (the “Agreement”) pursuant to which the Company, through one of its designated subsidiaries, agreed to purchase the Vessel from the Seller for a purchase price of CDN $2,666,667.   In addition to customary closing conditions, the consummation of the transactions contemplated by the Agreement is subject to the approval of the Federal Court of Canada.  The Company expects to receive court approval and close the acquisition of the Vessel prior to July 31, 2011.  The Company's subsidiary, Lower Lakes Towing Ltd. (“Lower Lakes”), will be the purchaser of the Vessel, and the acquisition will be financed with borrowings under Lower Lakes’ existing credit facility.

Lower Lakes time chartered the Vessel pursuant to a Contract of Affreightment with Voyageur Maritime Transport Limited (“Voyageur”) and Voyageur Maritime Trading Inc. from August, 2007 until December, 2010.  As disclosed in the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on June 29, 2011, in March, 2011, GE Canada Finance Holding Company, in its capacity as a lender to Voyageur, placed the Trader into receivership in accordance with the laws of Ontario.

A copy of the Agreement is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

Exhibits:

10.1	Agreement of Purchase and Sale, dated July 8, 2011, between Marcon International, Inc. and Rand Logistics, Inc.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAND LOGISTICS, INC.

Date: July 14, 2011	By:	/s/ Joseph W. McHugh, Jr.
	Name:	Joseph W. McHugh, Jr.
	Title:	Chief Financial Officer